Exhibit 99.3

FOR IMMEDIATE RELEASE

CatchMark Led Partnership Agrees to $1.39 Billion Acquisition of

1.1 Million Acres of Prime East Texas Timberlands from Campbell Global

One of the Largest Industry Transactions in a Decade

Triples CatchMark’s Timberland Assets Under Management

Innovative CAD Accretive Joint Venture Structure with Group of Leading Investors

ATLANTA – May 14, 2018 – CatchMark Timber Trust, Inc. (NYSE: CTT) announced today an agreement to acquire 1.1 million acres of prime East Texas timberlands for approximately $1.39 billion in a joint venture with a consortium of institutional investors, including BTG Pactual Timberland Investment Group, Highland Capital Management, Medley Management Inc., and a major Canadian institutional investor. The property is being sold by Campbell Global, on behalf of the institutional owners of the property, in a transaction expected to be completed within 45 to 60 days, subject to customary closing conditions.

For an investment of up to $227.5 million, CatchMark will more than triple the number of acres under its control and management to approximately 1.6 million acres. This innovative transaction fits CatchMark’s profile for acquiring interests in properties which can provide durable growth for its stockholders:

•	The highly productive timberlands have an attractive site index and feature a rapidly accelerating inventory profile, projected to grow from the current 2.8 million tons of annual harvest volume to more than five million tons by 2028.

•	The joint venture will assume existing long-term sawtimber and pulpwood supply agreements with Georgia-Pacific and International Paper, which run through 2029 and 2027, respectively. International Paper has an option to extend its agreement until 2032.

•	The timberlands are located near top quartile mills and within approximately 100 miles of three of the top five U.S. homebuilding markets: Austin, Dallas, and Houston. These markets provide strong, growing, and compelling demand fundamentals.

The acquisition is one of the largest U.S. timberland transactions since the 2007 sale of 1.55 million acres (including this asset together with other timberlands in Louisiana, Alabama and Georgia) by Temple-Inland to the current owner for $2.4 billion, the sale of TimberStar properties (described below) in 2008 for $1.9 billion, and the sale of 1.88 million acres by Forest Capital Partners in 2012 for an undisclosed price.

Deal Structure and Objectives

The approximately $1.39 billion transaction has been structured by Campbell Global as a sale of the general and limited partnership interests of the entities that own the timberland assets. CatchMark will fund its investment of up to $227.5 million in the joint venture through borrowings under its multi-draw term loan and cash on hand. CoBank ACB will act as the agent for a lender syndicate and provide a $750 million financing facility, of which up to $650 million will be funded at closing.

Jerry Barag, CatchMark’s President and CEO, said: “This milestone transaction with institutional partners accomplishes our strategic goal of participating in large, prime timberlands acquisitions and gaining long-term control over high quality assets with the opportunity to create superior returns. In addition, generating future asset management fees – and incentive based promotes – serves as an attractive way to deliver further income and value to our stockholders. Our intention is to integrate these properties expeditiously into our operations, taking advantage of our existing presence in East Texas and maximizing value through incorporating our exacting management standards and best practices.”

Acquisition Highlights

The transaction provides CatchMark with the following attractive investment attributes:

•	High Quality Asset: The timberlands feature an above-average site index (74 feet at age 25) and a maturing age class profile with access to top quartile mills and strong nearby end markets (Austin, Dallas, and Houston).

•	Attractive Basis: A $1,264 per acre acquisition cost basis, before transaction costs, compares favorably to regional industry benchmarks and positions the joint venture to generate potential premium returns.

•	Value-Add Opportunity: A rapidly improving inventory profile will result in enhanced harvest potential and provide the opportunity to restructure operations to optimize future cash flow and value.

•	Significant Growth to Existing Investment Management Business: In partnering with new, blue-chip institutional investors which are making a substantial capital commitment, this latest venture complements and expands CatchMark’s joint venture strategy which has produced strong financial results in its first year.

•	Immediately CAD Accretive: The transaction is estimated to be 2-3% CAD accretive in year one. The joint venture will deliver to CatchMark contracted income from asset management fees and the potential for attractive promotes.

Leadership and Governance

John Rasor, CatchMark’s current Chief Operating Officer, will transition to serve as President of the newly formed joint venture company, which will be named TexMark Timber Treasury (Triple T Timberlands). CatchMark’s Senior Vice President of Forest Resources Todd Reitz will transition to oversee operations for CatchMark’s existing properties.

Rasor has strong existing relationships with the largest wood supply customers in the East Texas market and both he and Jerry Barag have familiarity with the to-be-acquired Texas timberlands after operating in proximate markets when they ran TimberStar. At TimberStar, Barag and Rasor acquired more than 1.2 million acres of timberlands in Texas, Louisiana, Arkansas, and Maine on behalf of a consortium of institutional investors for $1.35 billion. They structured the acquisition, using the first and only timberland REMIC securitization completed to date totaling $800 million, and sold the properties for $1.9 billion less than four years later.

Forest Resource Consultants and American Forest Management will execute land management and accounting functions on the Triple T Timberlands, respectively, as they do at other CatchMark-owned properties.

Raymond James acted as financial advisor to CatchMark in the transaction; Alston & Bird LLP and Smith Gambrell & Russell, LLP served as legal advisors to CatchMark. Gibson Dunn and Proskauer Rose served as legal advisors to the group of institutional investors. Perella Weinberg Partners LP acted as financial advisor and Greenberg Traurig, LLP, Schwabe, Williamson & Wyatt and Polsinelli PC served as legal advisors to Campbell Global and its institutional investors in the transaction.

Conference Call/Webcast

The company will host a conference call and live webcast at 10:00 AM ET on Tuesday, May 15, 2018 to discuss this transaction. Investors may listen to the conference call by dialing 1-888-347-1165 for U.S/Canada and 1-412-902-4276 for international callers. Participants should ask to be joined into the CatchMark call. Access to the live webcast will be available at www.catchmark.com. A replay of this webcast will be archived on the company’s website shortly after the call.

About CatchMark

CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 514,100 acres* of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.

*	As of March 31, 2018.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The closing of the proposed transaction is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected timeframe or at all. Forward-looking statements related to the proposed transaction include, but are not limited to, statements about the expected benefits of the proposed transaction, including anticipated financial and operating results and future returns to stockholders of the company; the company’s plans, objectives, expectations, projections and intentions; the expected timing of the completion of the proposed transaction; integration plans; and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by our forward-looking statements including, but not limited to the risks that the conditions to the closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction may be longer than contemplated for various reasons; the acquired assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of and of and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related matters; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the proposed transaction. With respect to the ongoing business of the company, including if the proposed transaction is consummated, these risks and uncertainties include, but are not limited to, (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xi) the factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

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Contacts

Investors:	Media:
Brian Davis	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
Uinfo@catchmark.com	marybeth@millerryanllc.com